Exhibit 99.1

ATHENA GOLD RECEIVES DRILL PERMIT AND UPDATES EXPLORATION STRATEGY FOR ITS FLAGSHIP EXCELSIOR SPRINGS GOLD PROJECT IN NEVADA

VACAVILLE, CA –February 9, 2022 – Athena Gold Corporation (OTCQB:AHNR)(CSE: ATHA) (“Athena” or the “Company”) is pleased to announce that it has received final approval from the Bureau of Land Management (“BLM”) on the Company’s proposed Notice of Intent (“NOI”) drilling and exploration permit (the “Drill Permit”) for up to 6 drill pads and 11 reverse circulation (“RC”) drill holes at the Excelsior Springs project in  Esmeralda County, Nevada (the “Excelsior Springs Project”). In addition, Athena is considering an additional 9 RC drill holes on the patented claims held under lease as part of our flagship Excelsior Springs gold Project. Athena has posted the required reclamation bond to secure the Drill Permit. Athena’s 5,000+ foot drill program is expected to commence in the first half of 2022, subject to rig availability and other operating conditions.

After careful review and analysis of the substantial historical database for the Excelsior Springs Project and consultation with our technical consultants, Athena has updated its exploration strategy for the Excelsior Springs Project. Under the revised strategy, Athena will focus its 2022 exploration program on numerous near-surface targets on the Excelsior Springs Project using exploratory RC drilling. Once this work is completed, the Company will evaluate the merits of the IP survey designed to delineate deeper targets on the Excelsior Springs Project, contemplated by the phase one work program set out in the Company’s technical report prepared by Matthew Dumala and Donald Strachan dated August 26, 2021 (effective July 21 2021) and entitled “Technical Report for the Excelsior Springs Property, Esmeralda County, Nevada, U.S.A.” (the “Technical Report”).

John Power, Athena’s President & CEO commented, “We have numerous targets that can be tested with RC drilling on the Excelsior Spring Project that we believe will provide meaningful data on zones of mineralization on the property.” Mr. Power continued, “Our goal is to demonstrate continuity of potential mineralized zones and identify new areas of mineralization. There have been several campaigns of historic RC drilling that have yielded very encouraging results. However, 85% of the mapped structures dip north, northeast, or northwest yet only 5% of the historic drill holes had a southern azimuth which is the azimuth required to test these structures. Our proposed drill program includes several southern directed drill holes to properly test these structures. We also have numerous step-out targets that we continue to evaluate and prioritize.”

Excelsior Springs Project Highlights:

•	The Excelsior Springs Project is in the heart of Nevada’s Walker Lane Gold District.
•	61% of the historic drill results show gold mineralization above a typical Nevada, open-pit-mine cutoff grade of 0.25g Au/T.
•	Numerous prospective drill targets on the land package of nearly 3,000 acres.
•	Significant mineralization:
o	Figure 1 below shows historic drill holes with significant gold grades and thicknesses.
o	Figure 2 below shows significant, near surface mineralization of historic RC drill holes.

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Figure 1. Historic drill holes with significant gold grades and thicknesses.

Figure 2: Drill hole intercepts on the main Buster Zone, Geo Vector Consultants, 2020.

Further information on the Excelsior Springs Property is available in the Technical Report, a copy of which is available on the Company’s SEDAR profile at www.sedar.com.

About the Excelsior Springs Project

The Excelsior Springs mining claims cover an area of 3.5 km2 including the historic Buster mine, which had estimated historical production of 18,000 tonnes (T) at 37.3 grams gold per tonne (g Au/T) gold to a maximum depth of 70 m. The Excelsior Springs Project is located in the Walker Lane tectonic zone of southern Nevada, which hosts a number of large historic gold mines. Total gold production from the Walker Lane tectonic zone has exceeded 20 million ounces (Moz) including notable deposits by Goldfields (5 Moz), Bullfrog (2 Moz), Tonopah (2 Moz), Mineral Ridge (1.5 Moz) and Comstock (8 Moz Au, 200 Moz Ag).

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The reports of past production on the Excelsior Springs Project are historical in nature and may not accurately indicate the extent or grade of mineralization present at the Excelsior Springs Project. Although the Company believes the source of the historical information to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data and other inherent limitations and uncertainties. Readers are cautioned that the Company has no interest in or right to acquire any interest in any of the above-mentioned properties, other than the Excelsior Springs Project, and that the mineral deposits, and the results of any mining thereof, on adjacent or similar properties are not indicative of mineral deposits on the Excelsior Springs Project or any potential exploitation thereof.

From the mid-1980s through 2011, several exploration companies conducted drilling programs at the Excelsior Springs Project, primarily on the patented claims, that began to define the near-surface Buster Mine gold zone. Gold mineralization at the Excelsior Springs Project occurs within an east-west trending zone that is 200 to 400m wide and at least 3 km long.

Gold mineralization discovered at the Excelsior Springs Project to date occurs in quartz vein stock-works and silicified zones in hornfels and calc-silicate altered country rock and is generally close to porphyry dykes. The best mineralization (grade and thickness) is found in altered sediments immediately above porphyry dykes that have intruded along existing east- and east-northeast trending faults. The mineralized stock-work vein zones are shallow and have a relatively flat plunge, making them amenable to open pit mining methods.

Most historical exploration at the Excelsior Springs Project has focused on a 2.5 km long section in the central part of the Buster zone where mineralization is at or near the surface. Surface mapping and an Induced Polarization (IP) geophysical survey conducted by Zonge International Inc identified multiple zones of silicification that correlate well with the known mineralization.  Many of the silicified zones defined by the IP (resistivity highs) surveys have not been tested by drilling and remain targets for future exploration.

Qualified Person

John Hiner, Licensed Geologist and Registered Member of SME (Society for Mining, Metallurgy & Exploration), a qualified person as defined by NI 43-101, has reviewed the scientific and technical information that forms the basis of this press release and has approved the disclosure herein. Mr. Hiner is not independent of the Company as he is a director of the Company and holds stock options in the Company.

About Athena Gold Corporation

Athena is engaged in the business of mineral exploration and the acquisition of mineral property assets. Its objective is to locate and develop economic precious and base metal properties of merit and to conduct its exploration program on the Excelsior Springs Project, located in Esmeralda County, Nevada, approximately 45 miles southwest of Goldfield, Nevada.

For further information about Athena Gold Corporation and our Excelsior Springs Gold project, please visit www.athenagoldcorp.com.

On Behalf of the Board of Directors

John Power
Chief Executive Officer and President

Contact:

Phone: John Power, 707-291-6198
Email: info@athenagoldcorp.com

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Cautionary Statement to U.S. Investors

This press release references NI 43-101, which differs from the requirements of U.S. securities laws. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

The United States Securities and Exchange Commission (“SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can legally extract or produce. Pursuant to SEC Industry Guide 7 under the United States Securities Act of 1933, as amended, a “final” or “bankable” feasibility study is required to report reserves. Currently Athena has not delineated “reserves” on any of its properties. Athena cannot be certain that any deposits at its properties will ever be confirmed or converted into SEC Industry Guide 7 or any successor rule or regulation compliant “reserves”. Investors are cautioned not to assume that any part or all of the historic Buster Mine gold zone will ever be confirmed or converted into reserves or that it can be economically or legally extracted.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the United States Securities Exchange Act of 1934, as amended. These amendments became effective February 25, 2019, with compliance required for the first fiscal year beginning on or after January 1, 2021, and historical property disclosure requirements for mining registrants that were included in SEC Industry Guide 7 will be rescinded from and after such date.

Forward Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and U.S. securities laws. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the completion of the revised exploration program and the decision on whether to complete the IP survey on the Excelsior Springs Project, and the anticipated business plans and timing of future activities of the Company, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: “believes”, “will”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “may”, “should”, “potential”, “scheduled”, or variations of such words and phrases and similar expressions, which, by their nature, refer to future events or results that may, could, would, might or will occur or be taken or achieved. In making the forward-looking statements in this press release, the Company has applied several material assumptions, including without limitation, that there will be investor interest in future financings, market fundamentals will result in sustained precious metals demand and prices, the receipt of any necessary permits, licenses and regulatory approvals in connection with the future exploration and development of the Company’s projects in a timely manner, the availability of financing on suitable terms for the exploration and development of the Company’s projects and the Company’s ability to comply with environmental, health and safety laws.

The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, operating and technical difficulties in connection with mineral exploration and development activities, actual results of exploration activities, the estimation or realization of mineral reserves and mineral resources, the inability of the Company to obtain the necessary financing required to conduct its business and affairs, as currently contemplated, the timing and amount of estimated future production, the costs of production, capital expenditures, the costs and timing of the development of new deposits, requirements for additional capital, future prices of precious metals, changes in general economic conditions, changes in the financial markets and in the demand and market price for commodities, lack of investor interest in future financings, accidents, labor disputes and other risks of the mining industry, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, risks relating to epidemics or pandemics such as COVID–19, including the impact of COVID–19 on the Company’s business, financial condition and results of operations, changes in laws, regulations and policies affecting mining operations, title disputes, the inability of the Company to obtain any necessary permits, consents, approvals or authorizations, including of the Canadian Securities Exchange, the timing and possible outcome of any pending litigation, environmental issues and liabilities, and other factors and risks that are discussed in the Company’s periodic filings with the SEC and disclosed in the final long form prospectus of the Company dated August 31, 2021.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements in this press release or incorporated by reference herein, except as otherwise required by law.

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